Colorado Secretary of State
Date and Time: 02/14/2001 11:50 PM
ID Number: 20101694823
Document number: 20011033009
Amount Paid: $50.00
Must Submit Two Copies

FOR OFFICE USE ONLY 001

        ARTICLES OF INCORPORATION

Corporation Name   Tensleep Financial Corporation.

Principal Business Address   79860 Tangelo, La Quinta, CA 92253
        (Include City, State, Zip)

Cumulative voting shares of stock is quthorized.   Yes XX No __

If duration is less than perpetural enter number of years   Perpetual

Preemptive rights are granted to shareholders   Yes __  No XX

Stock Class   Common    authorized Shares 50,000,000    Par Value  0.00

Stock Class   Preferred Authorized Shares 10,000,000    Par Value  0.00

The name of the initial registered agent and the address of the registed offie is: (If another corporation, use last name space)

Last Name  The Corporation Company   First & Middle Name _______________________

Street Address  1675 Broadway, Denver, Colorado 80202
     (Include City, State, Zip)

  The undersigned consents to the appointment as the initial registered agent

Signature of Registered Agent  BY: M. Dainch      W.T. Fitzpatrick Assistant Secretary

These articles are to have a delayed effective date of: _________________________

Incorporatior: Nemes and addresses: (If more than two, continue on a separate sheet of paper.)

             Name       Address

Veronica Chavez     818 W. Seventh Street, Los Angeles, CA 90017

___________________________     ____________________________________________

Incorporators who are natural persons must be 18 years or more.  The undersigned, acting as incorporator(s) of a corporation under the Colordo Business Corporation Act, adopt the above Articles of Incorporation.

Signature /S/Veronica Chaez  Signature ____________________________